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                                                                    EXHIBIT 99.1

PRESS RELEASE
                                            CONTACT:
                                            Brian L. Cantrell
(ALLIANCE RESOURCE PARTNERS, L.P. LOGO)     Alliance Resource Partners, L.P.
                                            1717 South Boulder Avenue, Suite 600
                                            Tulsa, Oklahoma 74119
                                            (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Dotiki Mine Temporarily Idled Following Underground Fire; Efforts Underway to Contain and Extinguish Fire

Tulsa, Oklahoma, February 12, 2004 - Alliance Resource Partners, L.P. (NASDAQ:
ARLP) today announced that its wholly-owned Webster County Coal, LLC subsidiary has temporarily idled the Dotiki mine located near Providence, Kentucky, following the occurrence of a mine fire early yesterday morning. The fire originated from a diesel supply tractor located in an area near two of the mine's six active mining areas. After detection of the fire, Webster County immediately implemented fire suppression efforts and, with the exception of fire fighting personnel, evacuated the mine. All employees are accounted for and no injuries were incurred during the evacuation.

Working closely and cooperatively with federal and state safety officials, which have representatives on site, Webster County is implementing a plan to isolate and extinguish the fire and determine when coal production can be resumed at the mine. Webster County is temporarily sealing two main underground passageways and one of four mine portals in order to cut off oxygen to the fire. In addition, crews are drilling multiple boreholes into the mine. These holes will be used to take air readings, assess atmospheric conditions and pump carbon dioxide and nitrogen into the mine to extinguish the fire. Once the fire is extinguished and the atmosphere is inert, mine rescue teams will re-enter the mine to begin the process of recovering the mine and returning it to production.

"The safety of our employees is always our highest priority," said Charles R. Wesley III, Senior Vice President of Operations. "Our Dotiki employees responded quickly and appropriately to this situation and are working tirelessly to resume safe operations at the earliest possible date. Despite these best efforts, however, it is possible that normal operations will remain suspended for some time. Even though Alliance had just achieved record financial results last month, the Partnership's results will be adversely impacted until production resumes at the Dotiki mine. We do not believe, however, that the current circumstances will have a material long-term impact on the Dotiki mine or the Partnership."

Alliance is initiating an analysis of all possible alternatives to mitigate potential losses arising from the fire. This analysis will include a review of its commercial property (including business interruption) insurance policy, which provides for a deductible of $3.5 million and ten percent coinsurance. Until such analysis is completed, however, it is premature to determine the specific impact the Dotiki mine fire incident may have on the financial performance of Alliance.


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The Dotiki mine is an underground mining complex that employs approximately 360 workers. The mine produces low moisture, high sulfur coal from the Kentucky No. 9 coal seam utilizing continuous mining units and room-and-pillar techniques. Production from the mine during 2003 was approximately 4.9 million tons.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding the business risks that could affect our results.

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION OF EXISTING CONTRACTS; CUSTOMER BANKRUPTCIES AND/OR CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICES AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; ANY UNANTICIPATED INCREASES IN TRANSPORTATION COSTS AND RISK OF TRANSPORTATION DELAYS OR INTERRUPTIONS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 10.0% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED ON MARCH 20, 2003 WITH THE SEC. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.


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